EXHIBIT 10.1

Christopher Smith

Executive Transition Plan and Agreement (the “Agreement”)

1.	Mr. Smith’s transition date will be 1/18/14
2.	Mr. Smith’s new title will be Vice President of Business Development
3.	Mr. Smith will report directly to the Chief Executive Officer of Intevac (“CEO”)
4.	Compensation and Benefits

a. Annual base salary will be $275,000 (subject to applicable tax withholdings)

b. Target Incentive Compensation will be 50% of your annual salary, based on Objectives Set by CEO, subject to the terms and conditions of the bonus program

c. As always, Intevac retains the right to amend or terminate its benefit programs from time to time in its sole discretion

5.	Mr. Smith will travel per VP policy
6.	Mr. Smith remains on the CEO Executive Staff until and unless otherwise determined by Intevac

Roles and Responsibilities

1.	Global Business Development for Solar PVD and Implant
2.	Solar Industry and Customer Relationship Management

Other

1.	By signing this Agreement, Mr. Smith agrees and acknowledges that his transition under this Agreement, and any related changes to his compensation, authority, duties and/or responsibilities do not constitute, or trigger any rights to resign for, “Good Reason” under his current Severance Agreement dated January 7, 2013 (the “Severance Agreement”).
2.	Except as modified hereby, the Severance Agreement remains in full force and effect. This Agreement, along with the Severance Agreement (as modified by this Agreement), represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions). In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.
3.	Mr. Smith acknowledges and agrees that he is executing this Agreement voluntarily, he has carefully read this Agreement and has been provided an opportunity to seek the advice of an attorney of his choice before signing this Agreement.
4.	This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of Christopher Smith and Intevac.

/s/ Wendell Blonigan	/s/ Christopher Smith	January 27, 2014
Wendell Blonigan, President and CEO	Christopher Smith	Date